Exhibit 99.1

For Immediate Release	Contact: Jim Gattoni
Landstar System, Inc.
www.landstar.com
October 18, 2007	904-398-9400
LANDSTAR SYSTEM REPORTS THIRD QUARTER
EARNINGS PER DILUTED SHARE OF $0.54
Jacksonville, FL — Landstar System, Inc. (NASDAQ: LSTR) reported net income for the thirteen-week period ended September 29, 2007 of $29.3 million, or $0.54 per diluted share, compared to net income of $30.6 million, or $0.53 per diluted share, for the 2006 third quarter. Net income included $400 thousand, or $0.01 per diluted share in the 2007 third quarter compared to $2.8 million, or $0.05 per diluted share in the 2006 third quarter, from revenue of $2.8 million and $29.7 million in the 2007 and 2006 third quarters, respectively, for services provided under the contract between Landstar Express America, Inc. and the United States Department of Transportation/Federal Aviation Administration (the “FAA”). Operating income in the 2007 third quarter included $600 thousand of income related to FAA revenue compared to $4.5 million in the 2006 third quarter. Excluding the revenue and operating income related to the FAA revenue, operating margin was 7.8 percent in the 2007 third quarter compared to 7.6 percent in the 2006 third quarter. Overall, consolidated revenue, including FAA revenue, for the third quarter of 2007 was $635 million compared to $649 million for the 2006 third quarter. Excluding the FAA revenue from both periods, consolidated revenue increased approximately 2 percent.
Landstar’s carrier group of companies generated $461 million of revenue in both the 2007 and 2006 thirteen-week periods. In the 2007 and 2006 thirteen-week periods, the carrier group invoiced customers $44.1 million and $48.9 million, respectively, in fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s global logistics group of companies generated $165 million of

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revenue in the 2007 thirteen-week period, which included $2.8 million related to transportation services provided under the FAA contract, compared with $180 million of revenue, which included $29.7 million related to transportation services provided under the FAA contract, in the 2006 thirteen-week period.
Net income for the thirty-nine-week period ended September 29, 2007 was $80.6 million, or $1.45 per diluted share, compared to net income of $84.4 million, or $1.43 per diluted share, in the 2006 thirty-nine-week period. Net income included $1.0 million, or $0.02 per diluted share in the 2007 thirty-nine-week period compared to $7.5 million, or $0.13 per diluted share in the 2006 thirty-nine-week period, from revenue of $6.2 million and $86.0 million in the 2007 and 2006 thirty-nine-week periods, respectively, for services provided under the FAA contract. Operating income in the 2007 thirty-nine-week period included $1.6 million of income related to FAA revenue compared to $12.2 million in the 2006 thirty-nine-week period. Excluding the revenue and operating income related to the services provided under the FAA contract, operating margin was 7.3 percent in the 2007 thirty-nine-week period compared to 7.2 percent in the 2006 thirty-nine-week period. Overall, consolidated revenue, including FAA revenue, for the thirty-nine-week period of 2007 was $1.844 billion compared to $1.902 billion for the 2006 thirty-nine-week period.
Landstar’s carrier group of companies generated $1.355 billion of revenue in the thirty-nine-week period ended September 29, 2007, compared with $1.357 billion in the thirty-nine-week period ended September 30, 2006. In the 2007 and 2006 thirty-nine-week periods, the carrier group invoiced customers $121.5 million and $129.4 million, respectively, in fuel surcharges that were passed on 100 percent to business capacity owners and excluded from revenue. Landstar’s global logistics group of companies generated $462 million of revenue, which included $6.2 million related to transportation services under the FAA contract, in the 2007 thirty-nine-week period compared with $520 million of revenue, which included $86.0 million related to the transportation services provided under the FAA contract, in the 2006 thirty-nine-week period.

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Landstar System, Inc. announced that its Board of Directors has declared a quarterly dividend of $0.0375 per share. The dividend is payable on November 30, 2007 to stockholders of record at the close of business on November 12, 2007. It is the intention of the Board of Directors to continue to pay a quarterly dividend.
Commenting on Landstar’s 2007 third quarter performance, Landstar’s President and CEO Henry Gerkens said, “Despite a continued unpredictable and sluggish freight environment, Landstar delivered another solid quarterly performance. Excluding the FAA revenue and related net income from both the 2007 and 2006 third quarters, Landstar’s revenue increased 2 percent quarter over quarter, diluted earnings per share increased 10 percent quarter over quarter and operating margin increased by 14 basis points quarter over quarter.”
“Landstar continues to generate outstanding returns. Trailing twelve month return on average shareholders’ equity remained high at 48 percent and return on invested capital, net income divided by the sum of average equity plus average debt, was 32 percent. During the 2007 third quarter, Landstar purchased 1,320,786 shares of its common stock at a total cost of $58,394,000 bringing the total number of common shares purchased during the thirty-nine weeks ended September 29, 2007 to 2,827,501 at a total cost of $126,148,000. The Company may purchase an additional 2,000,000 shares of its common stock under its authorized share purchase program.”
Gerkens continued, “The fourth quarter of 2006 included $15 million in revenue generated under the FAA contract. We estimate in the 2007 fourth quarter approximately $2 million of such revenue. Based upon current business levels, no change in the current freight environment, and excluding FAA revenue from both the 2007 and 2006 fourth quarter, I anticipate revenue to increase in the low to mid single digit range quarter over quarter. Diluted earnings per share in the 2006 fourth quarter was $0.50, which included $0.03 per diluted share from the revenue recognized under the FAA contract. Based upon our current revenue forecast, I anticipate diluted earnings per share for the fourth quarter of 2007 to be within a range of $0.47 to $0.52 per diluted share.”
Landstar will provide a live webcast of its quarterly earnings conference call this afternoon at 2 pm ET. To access the webcast, visit the Company’s website at www.landstar.com; click on “Investor Relations” and “Webcasts”, then click on “Landstar’s Third Quarter 2007 Earnings Release Conference Call”.

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The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not based on historical facts are “forward-looking statements”. This press release contains forward-looking statements, such as statements which relate to Landstar’s business objectives, plans, strategies, expectations and intentions. Terms such as “anticipates,” “believes,” “estimates,” “intention,” “plans,” “predicts,” “may,” “should,” “will,” the negative thereof and similar expressions are intended to identify forward-looking statements. Such statements are by nature subject to uncertainties and risks, including but not limited to: an increase in the frequency or severity of accidents or workers’ compensation claims; unfavorable development of existing claims; dependence on independent sales agents; dependence on third party capacity providers; disruptions or failures in our computer systems; a downturn in domestic or international economic growth or growth in the transportation sector; substantial industry competition; and other operational, financial or legal risks or uncertainties detailed in Landstar’s Form 10K for the 2006 fiscal year, described in Item 1A Risk Factors, and other SEC filings from time to time. These risks and uncertainties could cause actual results or events to differ materially from historical results or those anticipated. Investors should not place undue reliance on such forward-looking statements, and Landstar undertakes no obligation to publicly update or revise any forward-looking statements.
About Landstar:
Landstar System, Inc. delivers safe, specialized transportation services to a broad range of customers worldwide. The Company identifies and fulfills shippers’ needs through the coordination of individual businesses comprised of independent sales agents and third-party transportation capacity providers. Landstar’s carrier group, which is comprised of Landstar Gemini, Inc., Landstar Inway, Inc., Landstar Ligon, Inc., Landstar Ranger, Inc. and Landstar Carrier Services, Inc., delivers excellence in complete over-the-road transportation services. Landstar’s global logistics group, which is comprised of Landstar Global Logistics, Inc. and its subsidiary Landstar Express America, Inc., provides international and domestic multimodal (over-the-road, air, ocean and rail) transportation, expedited, contract logistics and warehousing services. All Landstar operating companies are certified to ISO 9001:2000 quality management system standards. Landstar System, Inc. is headquartered in Jacksonville, Florida. Its common stock trades on The NASDAQ Stock Market® under the symbol LSTR.
(Tables follow)

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Landstar System, Inc.
Consolidated Statements of Income
(Dollars in thousands, except per share amounts)
(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	Sept 29,	Sept 30,	Sept 29,	Sept 30,
	2007	2006	2007	2006
Revenue	$1,844,412	$1,902,477	$634,811	$649,197
Investment income	4,103	2,589	1,106	1,337

Costs and expenses:
Purchased transportation	1,394,781	1,430,411	481,946	486,102
Commissions to agents	148,574	149,694	51,170	52,173
Other operating costs	21,208	37,125	7,986	14,837
Insurance and claims	38,878	30,230	9,319	9,656
Selling, general and administrative	95,002	102,809	31,082	31,885
Depreciation and amortization	14,045	12,230	4,766	4,180

Total costs and expenses	1,712,488	1,762,499	586,269	598,833

Operating income	136,027	142,567	49,648	51,701
Interest and debt expense	4,464	4,950	1,764	1,808

Income before income taxes	131,563	137,617	47,884	49,893
Income taxes	50,941	53,222	18,536	19,313

Net income	$80,622	$84,395	$29,348	$30,580

Earnings per common share	$1.46	$1.45	$0.54	$0.53

Diluted earnings per share	$1.45	$1.43	$0.54	$0.53

Average number of shares outstanding:
Earnings per common share	55,221,000	58,229,000	54,189,000	57,287,000

Diluted earnings per share	55,740,000	59,155,000	54,608,000	57,948,000

Dividends paid per common share	$0.0975	$0.0800	$0.0375	$0.0300

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Landstar System, Inc.
Selected Segment Information
(Dollars in thousands)
(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	Sept 29,	Sept 30,	Sept 29,	Sept 30,
	2007	2006	2007	2006
External Revenue

Carrier segment	$1,354,855	$1,356,780	$460,894	$460,847
Global Logistics segment	461,896	520,080	164,687	179,613
Insurance segment	27,661	25,617	9,230	8,737

External revenue	$1,844,412	$1,902,477	$634,811	$649,197

Operating Income

Carrier segment	$135,542	$137,398	$45,664	$49,334
Global Logistics segment	12,874	25,353	4,858	8,331
Insurance segment	25,586	24,056	11,577	8,967
Other	(37,975)	(44,240)	(12,451)	(14,931)

Operating income	$136,027	$142,567	$49,648	$51,701

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Landstar System, Inc.
Consolidated Balance Sheets
(Dollars in thousands, except per share amounts)
(Unaudited)

	Sept 29,	Dec 30,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$59,047	$91,491
Short-term investments	20,948	21,548
Trade accounts receivable, less allowance of $5,326 and $4,834	310,110	318,983
Other receivables, including advances to independent contractors, less allowance of $4,744 and $4,512	11,398	14,198
Deferred income taxes and other current assets	34,984	25,142

Total current assets	436,487	471,362

Operating property, less accumulated depreciation and amortization of $83,696 and $77,938	128,203	110,957
Goodwill	31,134	31,134
Other assets	36,355	33,198

Total assets	$632,179	$646,651

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Cash overdraft	$32,201	$25,435
Accounts payable	125,068	122,313
Current maturities of long-term debt	21,848	18,730
Insurance claims	26,099	25,238
Other current liabilities	57,096	58,478

Total current liabilities	262,312	250,194

Long-term debt, excluding current maturities	106,187	110,591
Insurance claims	40,042	36,232
Deferred income taxes	22,178	19,360

Shareholders’ equity:
Common stock, $.01 par value, authorized 160,000,000 shares, issued 65,613,866 and 64,993,143 shares	656	650
Additional paid-in capital	130,116	108,020
Retained earnings	574,505	499,273
Cost of 11,855,510 and 9,028,009 shares of common stock in treasury	(503,810)	(377,662)
Accumulated other comprehensive loss	(7)	(7)

Total shareholders’ equity	201,460	230,274

Total liabilities and shareholders’ equity	$632,179	$646,651

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Landstar System, Inc.
Supplemental Information
(Unaudited)

	Thirty Nine Weeks Ended		Thirteen Weeks Ended
	Sept 29,	Sept 30,	Sept 29,	Sept 30,
	2007	2006	2007	2006
Carrier Segment
External revenue generated through (in thousands):
Business Capacity Owners (1)	$970,432	$964,260	$330,776	$323,664
Other third party truck capacity providers	384,423	392,520	130,118	137,183

	$1,354,855	$1,356,780	$460,894	460,847

Revenue per revenue mile	$2.02	$2.02	$2.06	$2.05

Revenue per load	$1,608	$1,613	$1,645	$1,651

Average length of haul (miles)	795	800	798	806

Number of loads	842,500	841,200	280,200	279,200

Global Logistics Segment
External revenue generated through (in thousands):
Business Capacity Owners (1) (2)	$76,175	$78,308	$23,990	$31,145
Other third party truck capacity providers	261,344	302,746	95,449	104,445
Rail, Air, Ocean and Bus Carriers (3)	124,377	139,026	45,248	44,023

	$461,896	$520,080	$164,687	$179,613

Revenue per load (4) (5)	$1,514	$1,510	$1,530	$1,520

Number of loads (4) (5)	301,000	287,400	105,800	98,600

	As of	As of
	Sept 29,	Sept 30,
	2007	2006
Capacity
Business Capacity Owners (1) (6)	8,452	8,463

Other third party truck capacity providers:
Approved and active (7)	15,765	14,604
Approved	9,224	8,009

	24,989	22,613

Total available truck capacity providers	33,441	31,076

Agent Locations	1,414	1,291

(1)	Business Capacity Owners are independent contractors who provide truck capacity to the Company under exclusive lease arrangements.

(2)	Includes revenue generated through Carrier Segment Business Capacity Owners.

(3)	Included in the 2007 and 2006 thirty nine week periods was $481,000 and $23,032,000, respectively, of revenue attributable to buses provided under the FAA contract. Included in the 2006 thirteen week period was $3,594,000 of revenue attributable to buses provided under the FAA contract.

(4)	Number of loads and revenue per load exclude the effect of revenue derived from transportation services provided under the FAA contract.

(5)	The number of loads in the thirty nine and thirteen week periods ended 2006 were restated. This change had no impact on reported revenue in either period.

(6)	Trucks provided by business capacity owners were 9,056 and 9,164, respectively.

(7)	Active refers to other third party truck capacity providers who have moved at least one load in the past 180 days.